Exhibit 99.1

LUMINEX CORPORATION REPORTS SECOND QUARTER 2011 RESULTS
REVENUE GROWTH OF 43 PERCENT OVER PRIOR YEAR

AUSTIN, Texas (August 8, 2011) – Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter ended June 30, 2011.  Financial and operating highlights include the following:

•	Consolidated second quarter revenue was $47.6 million, a 43% increase over the second quarter of 2010
•	Second quarter 2011 consumable sales of $18.4 million, a 90% increase over the second quarter of 2010
•	Second quarter 2011 shipments of 248 multiplexing analyzers that included 62 MAGPIX® systems, resulting in cumulative life-to-date multiplexing analyzer shipments of 8,145, up 13% from a year ago
•	Consolidated gross profit margin was 71% for the second quarter of 2011
•	Operating income for the second quarter of 2011 was $8.8 million compared with operating income of $2.3 million for the same period last year
•	Received CE marking for the 15-pathogen xTAG® Gastrointestinal Pathogen Panel (GPP)
•	Signed a global sales and distribution agreement with Life Technologies™ Corporation (NASDAQ: LIFE) for our MAGPIX multiplexing instrument for the research market
•	Completed the acquisition of privately-held EraGen® Biosciences, Inc., an innovator in molecular diagnostic testing technologies for infectious disease and genetic applications
•	Received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for the xTAG Respiratory Viral Panel FAST (RVP FAST) in early July

“Luminex delivered another strong performance in the second quarter of 2011,” said Patrick J. Balthrop, president and chief executive officer of Luminex.  “Our consumable, royalty revenue, and assay categories each demonstrated excellent growth over the prior year period. Consumable revenue reached an all-time record in the second quarter, royalty revenue grew 52% while our assay group, led by our Cystic Fibrosis and Respiratory Viral Panel franchises, generated solid 24% growth. In addition, we continue to expand our installed base at a healthy rate and look forward to ramping up our MAGPIX placements.”

“During the quarter we achieved several significant milestones, including receipt of CE Mark for our novel xTAG® Gastrointestinal Pathogen Panel, the acquisition of EraGen Biosciences, and the expansion of our distribution channel for MAGPIX.” added Balthrop. “These accomplishments will help ensure that Luminex delivers high performance solutions to our customers and long term value for our shareholders,” Balthrop concluded.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2011	2010	($)	(%)
	(unaudited)

System sales	$9,135	$7,896	$1,239	16%
Consumable sales	18,397	9,698	8,699	90%
Royalty revenue	7,412	4,861	2,551	52%
Assay revenue	9,261	7,439	1,822	24%
All other revenue	3,433	3,348	85	3%
	$47,638	$33,242	$14,396	43%

	Six Months Ended
	June 30,		Variance
	2011	2010	($)	(%)
	(unaudited)

System sales	$16,814	$14,595	$2,219	15%
Consumable sales	33,399	19,517	13,882	71%
Royalty revenue	14,668	10,710	3,958	37%
Assay revenue	18,845	15,099	3,746	25%
All other revenue	7,187	6,573	614	9%
	$90,913	$66,494	$24,419	37%

Consolidated revenue for the second quarter of 2011 was $47.6 million, a 43% increase over consolidated revenue of $33.2 million for the second quarter of 2010.  GAAP net income for the second quarter of 2011 was $4.6 million, or $0.11 per diluted share, compared with GAAP net income of $0.9 million, or $0.02 per diluted share, for the prior year period. Included in SG&A expenses for the current quarter are approximately $1.3 million of acquisition costs related to the EraGen Biosciences transaction representing an approximate $0.03 per diluted share one time burden.  Exclusive of acquisition costs, the operating activities of EraGen incorporated in our consolidated financial results for the quarter were immaterial.

Net income for the second quarter of 2011 included non-cash charges of $3.0 million in stock compensation expense associated with ASC 718 and $2.6 million of depreciation and amortization expense.  Net income for the second quarter of 2010 included non-cash charges of $2.4 million in stock compensation expense associated with ASC 718 and $2.1 million of depreciation and amortization expense.

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
 (in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2011	2010	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$36,211	$25,227	$10,984	44%
Assays and related products	11,427	8,015	3,412	43%
Total Revenue	47,638	33,242	14,396	43%

Operating income (loss)
Technology and strategic partnerships	11,572	3,616	7,956	220%
Assays and related products	(2,775)	(1,351)	(1,424)	-105%
Total Operating income	8,797	2,265	6,532	288%

	Six Months Ended
	June 30,		Variance
	2011	2010	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$68,146	$50,443	$17,703	35%
Assays and related products	22,767	16,051	6,716	42%
Total Revenue	90,913	66,494	24,419	37%

Operating income (loss)
Technology and strategic partnerships	20,228	7,912	12,316	156%
Assays and related products	(3,137)	(1,899)	(1,238)	-65%
Total Operating income	17,091	6,013	11,078	184%

FINANCIAL OUTLOOK AND GUIDANCE

The Company raises its 2011 annual revenue guidance to a range of $180 million to $185 million from $163 to $170 million.  The updated range of annual revenue is an increase of between 27 to 31 percent over reported 2010 annual revenue and includes an anticipated contribution of $5 to $7 million from EraGen Biosciences.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the second quarter ended June 30, 2011, on Monday, August 8, 2011, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time.  The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com.  Simply log on to the web at the address above, go to the Company section and access the Investor Relations link.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry.  The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.  The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.  Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; expanded distribution for our MAGPIX system; including execution of our distribution relationship with Life Technologies; the development progress of our NeoPlex4 assay product; market acceptance of our RVP FAST and GPP assay products; integration of EraGen Biosciences, Inc; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2011 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2011 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,610	$89,487
Restricted cash	1,004	1,002
Short-term investments	29,983	28,404
Accounts receivable, net	15,686	20,936
Inventories, net	29,327	24,932
Deferred income taxes	1,320	4,225
Prepaids and other	4,048	2,732

Total current assets	136,978	171,718

Property and equipment, net	23,669	22,084
Intangible assets, net	32,241	12,944
Deferred income taxes	8,492	6,363
Long-term investments	19,757	6,021
Goodwill	46,269	42,250
Other	6,020	4,430

Total assets	$273,426	$265,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,558	$7,621
Accrued liabilities	6,407	7,444
Deferred revenue	3,673	3,866
Current portion of long term debt	466	849

Total current liabilities	15,104	19,780

Long-term debt	3,119	3,351
Deferred revenue	4,034	4,303
Other	3,601	3,511

Total liabilities	25,858	30,945

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	298,676	295,422
Accumulated other comprehensive gain	1,495	1,150
Accumulated deficit	(52,644)	(61,748)

Total stockholders' equity	247,568	234,865

Total liabilities and stockholders' equity	$273,426	$265,810

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Revenue	$47,638	$33,242	$90,913	$66,494
Cost of revenue	13,812	10,082	26,359	20,558

Gross profit	33,826	23,160	64,554	45,936

Operating expenses:
Research and development	7,945	6,441	15,515	11,921
Selling, general and administrative	17,084	14,454	31,948	28,002

Total operating expenses	25,029	20,895	47,463	39,923

Income from operations	8,797	2,265	17,091	6,013
Interest expense from long-term debt	(79)	(112)	(162)	(228)
Other income, net	108	114	215	241

Income before income taxes	8,826	2,267	17,144	6,026
Income taxes	(4,183)	(1,383)	(8,040)	(3,267)

Net income	$4,643	$884	$9,104	$2,759

Net income per share, basic	$0.11	$0.02	$0.22	$0.07

Shares used in computing net income per share, basic	41,262	41,001	41,251	40,893

Net income per share, diluted	$0.11	$0.02	$0.21	$0.07

Shares used in computing net income per share, diluted	42,446	42,281	42,398	41,986

The Company has reclassified certain amounts previously classified as a component of selling, general and administrative expenses to research and development expenses to conform to the current period presentation. This reclassification was $0.6 million and $1.1 million for the three and six months ended June 30, 2010, and was not material to the Company’s consolidated financial statements.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$4,643	$884	$9,104	$2,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,622	2,121	5,138	4,284
Stock-based compensation	2,993	2,439	5,540	4,606
Deferred income tax benefit	2,054	911	3,379	2,505
Excess income tax benefit from employee stock-based awards	(1,501)	(1,524)	(3,705)	(1,524)
Other	234	(72)	305	263
Changes in operating assets and liabilities:
Accounts receivable, net	68	(1,042)	6,656	5,210
Inventories, net	1,793	(547)	1,207	(2,113)
Other assets	(164)	(818)	(1,186)	(745)
Accounts payable	(1,510)	721	(4,254)	(3,466)
Accrued liabilities	1,953	2,038	167	(1,345)
Deferred revenue	(317)	(37)	(460)	740

Net cash provided by operating activities	12,868	5,074	21,891	11,174

Cash flows from investing activities:
Purchases of available-for-sale securities	(22,201)	(9,054)	(29,247)	(21,667)
Maturities of available-for-sale securities	7,256	12,998	14,177	16,193
Purchase of property and equipment	(2,644)	(3,985)	(3,798)	(5,449)
Business acquisition consideration, net of cash acquired	(33,914)	(5,036)	(33,914)	(5,036)
Increase in restricted cash	-	(1,000)	-	(1,000)
Purchase of cost method investment	-	(2,000)	(2,000)	(2,000)
Acquired technology rights	(87)	(1,200)	(87)	(1,200)

Net cash used in investing activities	(51,590)	(9,277)	(54,869)	(20,159)

Cash flows from financing activities:
Payments on debt	(885)	(895)	(885)	(895)
Proceeds from issuance of common stock	590	301	818	1,440
Payments for stock repurchases	(1,436)	-	(4,686)	-
Excess income tax benefit from employee stock-based awards	1,501	1,524	3,705	1,524

Net cash (used in) provided by financing activities	(230)	930	(1,048)	2,069

Effect of foreign currency exchange rate on cash	1	86	149	59
Change in cash and cash equivalents	(38,951)	(3,187)	(33,877)	(6,857)
Cash and cash equivalents, beginning of period	94,561	87,173	89,487	90,843

Cash and cash equivalents, end of period	$55,610	$83,986	$55,610	$83,986